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                                                     EXHIBIT 21.1


                   SUBSIDIARIES OF REGISTRANT

There follows alphabetically a list of domestic and foreign subsidiaries of the registrant as of December 31, 1994. The names of particular subsidiaries which, considered in the aggregate as a single subsidiary would not constitute a significant subsidiary as of December 31, 1994 within the meaning of Regulation S-X, have been omitted:
                                             State or Other
                                              Jurisdiction
                                                in which
   NAME OF SUBSIDIARY                         INCORPORATED
Atlantic Research Corporation                Delaware
Casco Investors Corporation                  New York
Casco Products Corporation                   Delaware
Casco Products Ltd.                          England
The Centor Company                           Missouri
Chromalloy Advanced Turbinology              California
Chromalloy Aeroservices International Ltd.   Delaware
Chromalloy American Corporation              Delaware
Chromalloy Castings Miami Corporation        Delaware
Chromalloy Castings Tampa Corporation        Delaware
Chromalloy Compressor Technologies, Inc.     Delaware
Chromalloy Gas Turbine Corporation           Delaware
Chromalloy Gas Turbine Europa, B.V.          Netherlands
Chromalloy Heavy Industrial Turbines, Ltd.   Delaware
Chromalloy Men's Apparel, Inc.               Delaware
Chromalloy U.K. Ltd.                         England
Chromalloy Wallkill Corp.                    New York
Chromizing, S.A. de C.V.                     Mexico
CRO Foreign Sales Corporation                U.S. Virgin Islands
GTC Gas Turbine, Ltd.                        England
Heurchrome, S.A.                             France
Jamo Matrizjen B.V.                          Netherlands
Jet Services West                            California
Malichaud et CIE S.A.                        France
Materiels Equipements Graphiques             France
Nortech Acquisition Corp.                    Delaware
Northern Can Systems, Inc.                   Delaware
Sequa Capital Corporation                    New York
Sequa Chemicals Corporation                  Delaware
Sequa Export Corporation                     U.S. Virgin Islands
Sequa Receivables Corporation                Delaware
SNL Insurance, Ltd.                          Bermuda
Specialized Overhaul Services Group, Inc.    Delaware
SunRise Insurance Company                    Vermont
Turbine Support Europa B.V.                  Netherlands
Turbochrome, Ltd.                            Israel
TurboCombustor Technology, Inc.              Florida
Warwick International Group Ltd              England
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